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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of TAB Products Co. on Form S-8 of our reports dated June 28, 1995 and September 27, 1994, appearing in the Annual Report on Form 10-K of TAB Products Co. for the year ended May 31, 1995 and in the Annual Report on Form 11-K of TAB Products Co. Tax Deferred Savings Plan for the year ended May 31, 1994, respectively.




DELOITTE & TOUCHE LLP

San Jose, California

August 29, 1995

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